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                                                                     EXHIBIT 8.1

                  ACTIVE SUBSIDIARIES OF IONA TECHNOLOGIES PLC

                      SUBSIDIARY                   COUNTRY OF INCORPORATION
      -----------------------------------------    ------------------------
      IONA Technologies, Inc.                      US
      IONA Technologies Pty. Limited               Australia
      IONA Technologies Finance                    Cayman Islands
      IONA Technologies China Limited              China
      IONA Technologies GmbH                       Germany
      IONA Technologies UK Limited                 UK
      IONA Technologies Sarl                       France
      IONA Technologies Singapore                  Singapore
      IONA Technologies Japan                      Japan
      IONA Technologies Italia Srl                 Italy
      IONA Technologies (Suisse) SA                Switzerland
      IONA Technologies (Belgium) SA               Belgium
      IONA Technologies Netherlands BV             The Netherlands
      IONA Technologies Spain, S.L                 Spain
      IONA Technologies Korea Limited              Korea
      IONA Research (Ireland) Limited              Ireland
      Genesis Development Corporation              US
      Object-Oriented Concepts, Inc.               US
      Object-Oriented Concepts, Inc.               Canada
      Object-Oriented Concepts Gmbh                Germany
      Netfish Technologies, Inc.                   US
      IONA Government Technologies, Inc.           US
      Orbix Limited                                Ireland